Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of earliest event reported: April 7, 2003

Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-23999 (Commission File Number)	58-2373424 (I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia (Address of Principal Executive Offices)	30339 (Zip Code)

(770) 955-7070
(Registrant’s telephone number, including area code)

Item 7.     Financial Statements Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

99.1 Press Release dated April 7, 2003

Item 9.     Regulation FD Disclosure.

     On April 7, 2003, Manhattan Associates, Inc. (the “Company”) issued a press release providing its current expectations for its financial performance for the quarter ended March 31, 2003. A copy of this press release is attached as Exhibit 99.1. The information contained in this report on Form 8-K is being furnished to the Securities and Exchange Commission (the “Commission”) pursuant to Item 12 under Item 9 of Form 8-K as directed by the Commission in Release No. 34-47583.

     The press release includes the Company’s current expectations regarding earnings per share for the quarter ended March 31, 2003, including both GAAP earnings per share and adjusted earning per share, which excludes the amortization of acquisition related intangibles of approximately $432,000, net of income tax effects. The Company believes that a presentation of adjusted earnings per share provides useful information to its shareholders because such measure reflects the operational performance of the Company’s ongoing core business.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.

	By:	/s/ Edward K. Quibell Edward K. Quibell Senior Vice President and Chief Financial Officer

Dated: April 14, 2003